UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2023

Next Meats Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56167	85-4008709
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F 1-16-13 Ebisu Minami Shibuya-ku, Tokyo Japan	150-0022
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

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Note: “We”, “Us”, “The Issuer”, and or “The Company” refer to Next Meats Holdings, Inc., a Nevada Company.

All dollar amounts used throughout this Report are in US Dollars, unless otherwise stated.

3.02 Unregistered Sales of Equity Securities

On or about June 26, 2023, the company consummated an agreement for the sale of 311,102 shares of restricted Common Stock to Ultimate One LLC, a Japanese Company, at a price of $0.37 per share of Common Stock. The transaction was completed, and recorded by the Company’s transfer agent, on June 30, 2023. The total subscription amount paid by Ultimate One LLC was approximately $115,108. Ultimate One LLC is not a related party to the Company.

The proceeds from this sale are to be used by the Company for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Following the sale of restricted common shares to Ultimate One LLC, we now have 502,873,382 shares of Common Stock issued and outstanding as of the date of this report.

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ITEM 9.01 EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Next Meats Holdings, Inc.

Dated: July 3, 2023

By: /s/ Koichi Ishizuka

Koichi Ishizuka,

Chief Executive Officer